UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
March 13, 2007
Date of report (Date of earliest event reported)
ALTRA HOLDINGS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-33209	61-1478870

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

14 Hayward Street, Quincy, Massachusetts	02171

(Address of principal executive offices)	(Zip Code)
(617) 328-3300
(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
SIGNATURES

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 13, 2007, Altra Holdings, Inc., a Delaware corporation (the “Company”), accepted the voluntary resignation of Frank E. Bauchiero from the Company’s board of directors (the “Board”). Mr. Bauchiero resigned from the Board to facilitate the Company’s compliance with board and board committee independence requirements of the NASDAQ Marketplace Rules, which require the Company’s three standing committees to have a majority of independent directors within 90 days after the listing of the Company’s common stock on the NASDAQ Global Market. In connection with the Board’s acceptance of Mr. Bauchiero’s resignation, the Board accelerated the vesting schedule for any unvested shares of restricted stock held by Mr. Bauchiero.
On March 14, 2007, the Board increased the size of the Board from six members to seven members and appointed each of James H. Woodward, Jr. and Edmund M. Carpenter to fill the two open Board seats. Mr. Woodward will serve as Chair of the Audit Committee and as a member of the Compensation Committee. Mr. Carpenter will serve as Chair of the Compensation Committee and as a member of the Nominating and Corporate Governance Committee. Both Mr. Woodward and Mr. Carpenter are independent directors within the meaning of the NASDAQ Marketplace Rules and the Securities Exchange Act of 1934. Messrs. Woodward and Carpenter will receive the Company’s standard director’s fee of $40,000 per year, payable in equal quarterly installments.
James H. Woodward, Jr.
Mr. Woodward, 54, has been Executive Vice President and Chief Financial Officer of Joy Global Inc. since January 2007. Prior to joining Joy Global Inc., Mr. Woodward was Executive Vice President and Chief Financial Officer of JLG Industries, Inc. from August 2000 until its sale in December 2006. Prior to JLG Industries, Inc., Mr. Woodward held various financial positions at Dana Corporation since 1982. Mr. Woodward holds a B.A. degree in Accounting from Michigan State University.
The Company sold approximately $4.5 million in goods to divisions of Joy Global Inc. in 2006, which represented less than five percent (5%) of the Company’s consolidated gross revenues for the year. Other than his position as Executive Vice President and Chief Financial Officer of Joy Global Inc., Mr. Woodward has no interest in sales transactions between the Company and Joy Global Inc.
Edmund M. Carpenter
Mr. Carpenter, 63, was President and Chief Executive Officer of Barnes Group Inc. from 1998 until his retirement in December 2006. Prior to joining Barnes Group Inc., Mr. Carpenter was Senior Managing Director of Clayton, Dubilier & Rice from 1996 to 1998, and Chief Executive Officer of General Signal from 1988 to 1995. He has served as a director at Campbell Soup Company since 1990 and Dana Corporation since 1991. He holds both an M.B.A. and a B.S.E. in Industrial Engineering from the University of Michigan.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTRA HOLDINGS, INC.
By:	/s/ David Wall
	Name:	David Wall
	Title:	Chief Financial Officer

Date: March 19, 2007